                                                                    EXHIBIT 25.1

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  FORM T-1


                           STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939
                OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE


CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) [ ]

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                              LTCB TRUST COMPANY


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             (Exact name of trustee as specified in its charter)

            New York State                                  13-3191890
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(Jurisdiction of incorporation or               (I.R.S. Employer Identification
organization if not a U.S. national bank         Number)

       165 Broadway New York, N.Y.                      10006
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(Address of principal executive offices)                   (Zip code)


             LTCB Trust Company 165 Broadway New York, N.Y. 10006
             Corporate Trust Administration 47th Floor
             Attn:  Barbara Bevelaqua, Vice President        (212) 335-4901
                    Lisa Karisen, Assistant Vice President   (212) 335-4899

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          (Name, address and telephone number of agent for service)

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                                CONSECO, INC.
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             (Exact name of obligor as specified in its charter)


INDIANA                                                 35-146632
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(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                    Identification Number)

11825 N. Pennsylvania Street
Carmel, Indiana                                          46032
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(Address of principal executive offices)                (Zip code)

                            Senior Debt Securities
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                     (Title of the indenture securities)


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ITEM 1.   GENERAL INFORMATION

Furnish the following information as to the trustee:

a) Name and address of each examining or supervising authority to which it is subject:
     Superintendent of Banks       Federal Reserve Bank of New York (District 2)
     State of New York             33 Liberty Street
     Albany, New York              New York, N.Y.  10045

     Federal Deposit Insurance Corporation
     550 17th Street, N.W.
     Washington, D.C.  20429

b)  Whether it is authorized to exercise corporate trust powers:
    The trustee is authorized to exercise corporate trust powers.

ITEM 2.   AFFILIATIONS WITH THE OBLIGOR

If the obligor is an affiliate of the trustee, describe each affiliation:

        The obligor is not an affiliate of the trustee.

ITEM 16.  LIST OF EXHIBITS

Exhibit I

         A copy of the authorization certificate of LTCB Trust Company as well as supplemental and related documents now in effect, which contain the authority to commence business and a grant of powers to said LTCB Trust Company to exercise corporate trust powers.**

Exhibit II

         A copy of the existing By-Laws of LTCB Trust Company.

Exhibit III

         The consent of the trustee as required by Section 321(b) of the Act.

Exhibit IV

         A copy of the latest published report of condition of the trust issued as at September 30, 1997

** Exhibit I is herein incorporated by reference to the Exhibit bearing the identical number in Item 16 of the Form T-1 of LTCB Trust Company, filed as
Exhibit 21.5 to the Registration Statement on Form S-1 of ALHC Merger Corporation, filed with the Securities and Exchange Commission on September 12, 1994 (Registration No. 33-81858).

                                  SIGNATURE




Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, LTCB Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 4th day of December 1997.



                                                  LTCB Trust Company



                                             By:  Barbara Bevelaqua
                                                -------------------------
                                                  Barbara Bevelaqua
                                                  Vice President

                                                                      EXHIBIT II


                                     BY-LAWS
                                       OF
                               LTCB TRUST COMPANY
                           AS ADOPTED BY INCORPORATORS
                               ON OCTOBER 7, 1983,
                          AND SINCE AMENDED THROUGH AND
                            INCLUDING APRIL 25, 1997


                                   ARTICLE 1.
                                  Stockholders


Section 1. Place of Meetings of Stockholders. Meetings of stockholders shall be held at the office of The Long-Term Credit Bank of Japan, Limited in the City of New York, State of New York, provided, however, that the Board of Directors in its discretion may fix any other location in the City of New York.

Section 2. Annual Meetings of Stockholders. A meeting of stockholders shall be held annually for the election of Directors and the transaction of other business at such time within the first three calendar months of each year as may from time to time be designated by the Board of Directors.

Section 3. Special Meetings of Stockholders. Special meetings of the stockholders may be called by the Board of Directors, the President, an Executive Vice President or the Secretary upon the written request of a majority of the Board of Directors or upon the written request of the holders of not less than 50 per cent of all outstanding shares entitled to vote on the action proposed to be taken. Such call and written request shall state the purpose or purposes of the proposed meeting.

Section 4. Notice of Meetings of Stockholders. Written notice of every meeting of stockholders shall be signed by the President, an Executive Vice President or the Secretary and state the place, date and hour of the meeting and unless it is the annual meeting indicate that it is being issued by or at the direction of the person or persons calling the meeting and state the purpose or purposes for which the meeting is called.

             A copy of the notice of any meeting shall be given, personally or by mail at least 15 business days before the date of the meeting, to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, with postage thereon prepaid, directed to the stockholder at his address as it appears on the record of stockholders, or at any other address upon his written request for mailing filed with the Secretary.

Section 5. Quorum of Stockholders. The holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of stockholders for the transaction of any business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders.

Section 6. Adjourned Meeting. The stockholders present at a meeting of stockholders may adjourn the meeting despite the absence of a quorum. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting.

Section 7. Presiding Officer. The Chairman shall preside at all meetings of stockholders, except that in his absence or disability, the President or an Executive Vice President shall preside in his place.

Section 8. Proxies. Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. Every proxy must be signed by the stockholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where an irrevocable proxy is provided by law. No Director, officer, or employee of the Trust Company shall act as proxy.

Section 9. Inspectors at Stockholders' Meetings. The Board of Directors, in advance of any stockholders' meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a stockholders' meeting, may, and on the request of any stockholder entitled to vote thereat shall, appoint inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares


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outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them. No Director, officer or employee of the Trust Company shall act as inspector.

Section 10. Qualification of Voters. Every stockholder of record shall be entitled at every meeting of stockholders to one vote for every share standing in his name on the record of stockholders.

Section 11. Vote of Stockholders. Directors shall, except as otherwise required by law, be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election. Any other corporate action by vote of the stockholders shall, except as otherwise required by law, be authorized by a majority of the votes cast at a meeting of stockholders by the holders of shares entitled to vote thereon.

Section 12. Written Consent of Stockholders Without a Meeting. Any stockholder action required or permitted to be taken by vote may be taken on written consent in substitution for and as the equivalent of any meeting of stockholders herein provided for. Any such consent shall set forth the action so taken, and be signed by the holders of all outstanding shares entitled to vote thereon.

                                 ARTICLE 2.

                                  Directors

Section 1. Board of Directors. The affairs of the Trust Company shall be managed by its Board of Directors.

Section 2. Qualifications of Directors. Each Director shall be at least 18 years of age, and shall fulfill the other statutory requirements for serving as such Director. Subject to applicable law, at least one-half of the Directors shall be officers of the majority stockholder (if any) of the Trust Company; and, if necessary to enable such officers to serve as Directors, application shall be made to the New York Superintendent of Banks to exercise his discretion to permit as Directors of the Trust Company not more than one-half of the total number thereof to serve as such, although such Directors are not citizens of the United States or citizens or residents of this state or a contiguous state.

Section 3. Number of Directors. The Board of Directors shall be composed of not less than seven nor more than thirty members. The number of the Directors shall be fixed at any time within the maximum and minimum limits by the Board of Directors.

Section 4. Election and Term of Directors. At each annual meeting of stockholders, the stockholders shall elect Directors to hold office until the next annual meeting. Each Director shall hold office until the expiration of the term for which he is elected, and until his successor has been elected and qualified.

Section 5. Vacancies and Newly Created Directorships. All vacancies in the office of Director, including newly created directorships resulting from an increase in the number of Directors, shall be filled by election by the stockholders except as hereinafter provided. Vacancies not exceeding one-third of the entire Board may be filled by affirmative vote of the majority of the Directors then in office, and the Directors so elected shall hold office for the balance of the unexpired term; or when the number of Directors required is nine or more, two vacancies may, with the consent of the New York Superintendent of Banks, be left unfilled until the next annual election, and when the number of Directors required is more than five and less than nine, one vacancy may, with the Superintendent's consent, be left unfilled until the next annual election. Every vacancy, including newly created but unfilled directorships resulting from an increase in the number of Directors, in the office of Director and each reduction in the number of Directors shall be reported to the Superintendent within ten days after such vacancy occurs or such reduction is effected. Each election by the Board to fill any such vacancy shall be likewise reported together with the name, address and occupation of the person so elected.

Section 6. Removal of Directors. Any or all of the Directors may be removed for cause by vote of the stockholders or Directors, or with or without cause by a vote of the stockholders.

Section 7. Quorum of Directors. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business or of any specified item of business.

Section 8. Action by the Board. The vote of the majority of the Directors present at a meeting of the Board of Directors at the time of the vote, if a quorum is present at such time, shall, except as otherwise provided by law, be the act of the Board of Directors.

Section 9. Place and Time of Meetings of the Board; Notice; Adjournment. The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders and at the place thereof. The Board of Directors shall hold a regular meeting at the office of The Long-Term Credit Bank of Japan, Limited in the City of New York, State of New York without notice on the third Friday of each month at 2:00 p.m. Should the day appointed for a regular meeting not be a business day, the meeting shall be held at the same time on the next business day.

             The Board of Directors in its discretion may fix any other location or any other time for the holding of regular meetings upon notice to the Directors. Special meetings of the Board may be called by the President, an Executive Vice President or the Secretary upon the request of at least two Directors. Notice of a special meeting shall be given to each Director. The notice shall state the place, date and hour of the meeting and indicate that it is being issued by or at the direction of the person or persons calling the meeting. The notice shall be given personally (including by telephone) or by mail not less than 3 business days before the date of meeting, to each Director. If mailed, such notice shall be deemed given when deposited in the United States mail, with postage thereon prepaid, directed to the Director at his address, or at any other address upon his written request for mailing filed with the Secretary. The notice need not specify the purpose of any special meeting of the Board.

             A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of any adjournment of a meeting of the Board to another time and place shall be given to the Directors who were not present at the time of the adjournment and, unless such time and place are announced at the meeting, to the other Directors.


Section 10. Presiding Officer. The Chairman shall preside at all meetings of the Board of Directors, except that in his absence or disability, the President or an Executive Vice President shall preside in his place. The Chairman shall be elected as such by said Board at its Annual Meeting. He shall serve as Chairman until the next Annual Meeting of said Board and until his successor is elected and qualified, but he shall not be an officer of the Trust Company and shall have only such powers and duties, in addition to those of a Director, as are specifically set forth in these By-Laws. He shall be an ex officio member of all Committees of the Board, except the Examining and Audit Committee.

Section 11. Compensation of Directors. Such compensation shall be paid to Directors for attendance at meetings of the Board of Directors and of any Committee of said Board, and such additional annual compensation shall be paid to Directors regardless of attendance, as shall be determined by the Board of Directors by resolution from time to time.

Section 12. Attendance at Meetings. Any one or more Directors may participate in a meeting of the Board of Directors or any Committee of said Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 13. Committees of the Board. The Board of Directors shall appoint a Committee of at least three of its members to examine fully once in each calendar year the books, papers and affairs of the Trust Company and such other matters as may be required byss.122 of the Banking Law of the State of New York. The Committee may employ such assistance in making such examinations as the Committee may deem necessary.

             A report in writing of any examination so made, sworn to by the Directors making the same, shall be presented to the Board of Directors at their next regular meeting after the completion of such examination and placed on file in the Trust Company and a duplicate thereof filed in the Office of the New York Superintendent of Banks. Such report shall contain the matters required underss.123 of the Banking Law of the State of New York.

             The Board of Directors may appoint from time to time other Committees of one or more Directors for such purposes and with such powers as the Board may determine.

             The President shall have the power to designate another Director to serve on any standing Committee during the absence or inability to serve of any member thereof.

                                   ARTICLE 3.

                                    Officers

Section 1. Number. The officers of the Trust Company, each of whom shall be elected or appointed by the Board of Directors, shall be a President, one or more Vice Presidents, one or more Assistant Vice Presidents, a Secretary, a Treasurer, and such other officer or officers, if any, as the Board of Directors may deem appropriate or desirable, including, at the option of the Board of Directors, one or more Executive Vice Presidents and/or one or more Senior Vice Presidents. Each reference to Vice Presidents elsewhere in these By-Laws, including without limitation the extent of and limitations on the powers and duties of Vice Presidents, shall also pertain and be fully applicable to any person holding the office of Senior Vice President. Any two or more offices may be held by the same person, except the offices of President and Secretary.

Section 2. Election, Term of Office and General Duties. The officers to be elected or appointed by the Board of Directors shall be elected or appointed annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the stockholders.

            Each officer shall hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders, and until his successor has been elected or appointed and qualified.

            Participation in major policymaking functions of the Trust Company by officers, when acting in their capacity as such, shall be limited to the President and the Executive Vice Presidents.

Section 3. Removal. Any officers elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause, but such removal without cause shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4. Vacancies. A vacancy in any office because of resignation, removal or otherwise, may be filled by the Board of Directors, or, under its authority, by the President or an Executive Vice President, for the unexpired portion of the term.

Section 5. President. The President shall have general supervision of the policies and operations of the Trust Company and shall also be the chief executive officer of the Trust Company. He shall be an ex officio member of all Committees of the Board, except the Examining and Audit Committee. He shall have the powers and shall perform the duties pertaining generally to the office of the President, and shall have the powers and duties conferred or imposed upon the President by law, by these By-Laws, or by the Board of Directors.

Section 6. Absence or Disability. In the absence or disability of the President, the Executive Vice Presidents, in the order of seniority of their elections as such, shall act in his place and assume his duties.

Section 7. Executive Vice Presidents, Vice Presidents and Other Officers. Each Executive Vice President, each Vice President, each Assistant Vice President, and each other officer deemed appropriate or desirable by the Board of Directors, shall have such powers and duties as may be assigned by the Board of Directors from time to time; and, under authority of the Board of Directors, the President or an Executive Vice President shall have authority to appoint and dismiss employees and to prescribe their duties and, to the extent not inconsistent with these By-Laws, the duties of officers.

Section 8. Secretary. The Secretary shall: (1) keep the minutes of the proceedings of the stockholders, Board of Directors, and Examining and Audit Committee and other committees, if any, in one or more books provided for that purpose; (2) see that all notices are duly given in accordance with the provisions of these By-Laws; (3) be custodian of the corporate records and of the seal of the Trust Company; (4) file each written request by a stockholder or Director that notices to him be mailed to some address other than his address as it appears on the records of the Trust Company; (5) sign with the President or an Executive Vice President, certificates representing shares of the Trust Company; (6) have general charge of the record of stockholders of the Trust Company; and (7) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or the Board of Directors.

Section 9. Treasurer. The Treasurer shall: (1) have charge and custody of and be responsible for all funds and securities of the Trust Company, receive and give receipts for moneys due and payable to the Trust Company from any source whatsoever, and deposit all such moneys in the name of the Trust Company in banks, trust companies, or other depositaries; (2) have charge and custody of and be responsible for the keeping of correct and complete books and records of account of the Trust Company; (3) have the duty, unless specifically assigned to another officer by the Board of Directors, to prepare and submit to the Board of Directors the monthly report required by ss.121 of the Banking Law of the State of New York; and (4) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or the Board of Directors.

Section 10. Fiduciary Instruments and Documents. All instruments in behalf of the Trust Company as trustee, depositary, agent or in any other fiduciary capacity, including agreements, indentures, mortgages, deeds, conveyances, satisfactions, discharges, releases, contracts, assignments, participation certificates of interest in mortgages, transfers, powers of attorney, proxies, petitions, proofs of claim, assignments and transfers of any shares of stock, bonds or other securities, and all other documents and writings in connection with any fiduciary capacity, may be executed by the President, an Executive Vice President, any Vice President or any Assistant Vice President; or any other officer, if thereunto authorized by the President or an Executive Vice President; or any other person thereunto authorized by the Board of Directors, the President or an Executive Vice President. Any officer or person authorized to execute any such instrument, document or writing is also authorized to affix the seal of the Trust Company thereto and to cause the same to be attested by the Secretary or the Treasurer. This is in addition to and not in substitution for the manner of execution of any instruments elsewhere provided for in these By-Laws.

Section 11. Contracts and Instruments. All contracts, checks, drafts, and other commitments and instruments of the Trust Company, all guaranties of signatures on assignments of stocks and other documents and all assignments or other papers necessary or proper for the sale, assignment or transfer of stocks, registered bonds or other securities or any other personal property or rights therein standing in the name of and owned by the Trust Company in its own right, or held by it as security, shall be executed by one of the following officers: the President, an Executive Vice President, any Vice President, any Assistant Vice President, or another officer or person authorized by the Board of Directors, the President or an Executive Vice President to sign on behalf of the Trust Company.

Section 12. Powers of Attorney. All powers of attorney and all authorizations to representatives or agents of the Trust Company shall be executed by the President, an Executive Vice President, or a Vice President who is thereunto designated by the President or an Executive Vice President. Any such power of attorney or authorization may, however, be executed by another officer or officers, or person or persons, who may be specifically authorized to execute the same by the Board of Directors, the President or an Executive Vice President.

Section 13. Bonding of Officers and Employees; Other Insurance. Each officer and employee handling moneys, funds, property or valuables, if so required by the Board of Directors, shall give a bond with security to be approved by the Board, conditioned for the honest discharge of his duties as such officer or employee. Such bonds may be in individual, schedule or blanket form and the premiums therefor shall be paid by the Trust Company. The purchase of and payment for such bonds shall be in addition to, and not exclusive of, such other insurance coverage of whatever nature as the Trust Company shall or may obtain for the proper conduct and protection of its business, property, operations and personnel.

Section 14. Compensation of Officers. The Board of Directors shall from time to time fix the compensation, if any, of the President and Executive Vice Presidents; and those officers shall fix the compensation of the other officers and the employees of the Trust Company.

                                   ARTICLE 4.

            Certificates Representing Shares; Record of Stockholders;
                               Transfer of Shares

 Section 1. Certificates Representing Shares. The shares of the Trust Company shall be represented by certificates which shall be in such form as shall be determined by the Board of Directors, subject to applicable law. All such certificates shall be consecutively numbered. Such certificates shall be signed by the President or an Executive Vice President and by the Secretary, and may be sealed with the seal of the Trust Company or a facsimile thereof. In case any officer who has signed shall have ceased to be such officer before such certificate is issued, it may be issued by the Trust Company with the same effect as if he were such officer at the date of issue. Each certificate shall state upon the face thereof: (1) that the Trust Company is formed under the laws of New York; (2) the name of the person or persons to whom issued; (3) the number and class of shares; and (4) the par value of each share represented by such certificate.

Section 2. Record of Stockholders. The Trust Company shall keep at its office a record containing the names and addresses of all stockholders, the number and class of shares held by each, and the dates when they respectively became the owners of record thereof. The Trust Company shall be protected in treating the persons in whose names shares stand on the record of stockholders as the owners thereof for all purposes.

Section 3. Transfer of Shares. Upon surrender to the Trust Company of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, such shares shall be transferred on the record of the stockholders of the Trust Company, but only by action of the President or an Executive Vice President.

                                   ARTICLE 5.

                                   Fiscal Year

The fiscal year of the Trust Company shall be determined by resolution of the Board of Directors.

                                   ARTICLE 6.

                                    Dividends

The Board of Directors may from time to time declare, and the Trust Company may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by applicable law, including without limitation ss.ss.110 and 112 of the Banking Law of the State of New York, or comparable provisions of law hereafter in effect.

                                   ARTICLE 7.

                                 Corporate Seal

Section 1. Impression. The following is an impression of the seal adopted by the Board of Directors of the Trust Company:

Section 2. Officers' Authority. All of the officers of the Trust Company shall have authority to affix the corporate seal to documents.


                                   ARTICLE 8.

                            Miscellaneous Provisions


Section 1. Records. The Organization Certificate, the By-Laws and the proceedings of all meetings of the stockholders, the Board of Directors, and any Committee of the Board, shall be recorded in appropriate minute books. The minutes of each such meeting shall be signed by the Secretary or other officer appointed to act as Secretary of the meeting.

Section 2. Business Hours. The business hours of the Trust Company's office shall be from 9 a.m. to 3 p.m. daily except Saturdays, Sundays, and days or parts of days recognized as legal holidays by the laws of this State on which the Federal Reserve Bank of New York is not open for the conduct of its normal business.

Section 3. Indemnification. Directors, officers and agents of the Trust Company shall be entitled to indemnification from the Trust Company, for the defense of any civil or criminal action or proceeding, or appeal therein, brought against them by reason of their being, or having been, such Directors, officers or agents, to the fullest extent consistent with applicable law, including without limitation Title 7 of Article 15 of the Banking Law of the State of New York, or comparable provisions of law hereafter in effect.

            The Trust Company shall not be required to provide any such indemnification to any Director, officer or agent in any such action or proceeding, or appeal therein, arising out of services rendered by any such person to any person, firm or association, or any corporation other than the Trust Company, unless such services were rendered by such Director, officer or agent at the specific written request of the Trust Company made by the Trust Company in the manner provided by the Board of Directors.

            Expenses incurred in defending a civil or criminal action or proceeding may be paid by the Trust Company in advance of the final disposition of such action or proceeding if authorized as provided by applicable law or allowed by order of a court of competent jurisdiction. All such expenses so advanced by the Trust Company shall be repaid in case the person receiving such advancement or allowance is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced by the Trust Company or allowed by the court exceed the indemnification to which he is entitled.

             The rights of indemnification provided for in this Section 3 shall inure to the benefit of the heirs, executors, administrators and assigns of each person indemnified and shall not, except as required by applicable law, be deemed exclusive of any contractual or other legal rights to which he or they may be entitled.

             The Trust Company may, but need not, purchase insurance for the purpose of indemnifying its Directors, officers or agents, for the purpose of indemnifying itself for any obligation which it incurs as a result of its indemnification of Directors, officers or agents, or for both purposes. Such insurance may, but need not, be for the benefit of all Directors, officers or agents.

             A person is an "agent" under, and any action taken by him is subject to the provisions of, this Section 3, only when the person is neither a Director, officer nor employee of the Trust Company but his action has been taken in good faith on behalf of the Trust Company pursuant to, and within the scope of, actual authority duly conferred on him by the Trust Company.

                                   ARTICLE 9.

                                   Emergencies

Section 1. Emergencies. In the event of an emergency declared by the President of the United States or the person performing his functions, the officers and employees of the Trust Company will continue to conduct the affairs of the Trust Company under such guidance from the Directors as may be available, except as to matters which by statute require specific approval of the Board of Directors and subject to conformance with any governmental directives during the emergency.

Section 2. Offices. The business of the Trust Company shall be conducted at its office located at 165 Broadway, New York, New York, 10006 and any other legally authorized location which may be leased or acquired by the Trust Company to carry on its business. During an emergency resulting in any authorized place of business of the Trust Company being unable to function, the business ordinarily conducted at such location shall be relocated elsewhere in such suitable quarters, in addition to or in lieu of the locations heretofore mentioned, as may be designated by the Board of Directors or by such persons as are then, in accordance with resolutions adopted from time to time by the Board of Directors dealing with the exercise of authority in the time of such emergency, conducting the affairs of the Trust Company. Any temporarily relocated place of business of the Trust Company shall be returned to its legally authorized location as soon as practicable and such temporary place of business shall then be discontinued.

                                   ARTICLE 10.

                            Inspection and Amendments

Section 1. Inspection. A copy of the By-Laws, with all amendments to date shall, at all times, be kept at the principal office of the Trust Company and shall be open for inspection by all stockholders during business hours.

Section 2. Amendments. Except as may otherwise be required by law, these By-Laws may be changed or amended (1) by a vote of a majority of the Directors for the time being, at any regular or special meeting of the Board, or (2) by vote of the stockholders at any meeting of the stockholders.

                                      * * *

                              Certified a true copy
                           this 1st day of May, 1997.


                            /s/ Sam Angione
                            -------------------------
                                   Sam Angione
                          Executive Vice President and
                                    Secretary

                                                                    EXHIBIT III






               AUTHORIZATION AND CONSENT OF LTCB TRUST COMPANY
                    REQUIRED BY SECTION 321(b) OF THE ACT


        LTCB Trust Company hereby authorizes and consents that any reports, records, or other available information in the possession of the Board of Governors of the Federal Reserve System, the New York Federal Reserve Board, the New York State Banking Department and the Federal Deposit Insurance Corporation be furnished by such authorities to the Securities and Exchange Commission (SEC) upon request therefore, in connection with the SEC's acting upon form T-1 and Exhibits filed with it by LTCB Trust Company to establish its eligibility and qualification under the Trust Indenture Act of 1939 (as amended by the Trust Indenture Reform Act of 1990) to be designated as trustee under the indenture to be executed in connection with the issuance by Conseco, Inc. of it's Senior Medium Term Notes, Series A



          12/4/97                                        /s/ Barbara Bevelaqua
        -----------------                                ---------------------
        Dated                                            Barbara Bevelaqua
                                                         Vice President

                                                                      EXHIBIT IV

CONSOLIDATED REPORT OF INCOME
FOR THE PERIOD JANUARY 1, 1997 - SEPTEMBER 30, 1997

ALL REPORT OF INCOME SCHEDULES ARE TO BE REPORTED ON A CALENDAR YEAR-TO-DATE BASIS IN THOUSANDS OF DOLLARS.

SCHEDULE RI-INCOME STATEMENT

                                                                                                         Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------------
1.  Interest Income:
    a. Interest and fee income on loans:
       (1)  In domestic offices:                                                                         RIAD
                                                                                                         ----
            (a) Loans secured by real estate                                                             4011    6.858   1.a.1.a
            (b) Loans to depository institutions                                                         4019        0   1.a.1.b
            (c) Loans to finance agricultural production and other loans to farmers                      4024        0   1.a.1.c
            (d) Commercial and industrial loans                                                          4012   49,237   1.a.1.d
            (e) Acceptances of other banks                                                               4028        0   1.a.1.e
            (f) Loans to individuals for household, family, and other personal expenditures:
                (1) Credit cards and related plans                                                       4054        0   1.a.1.f.1
                (2) Other                                                                                4055        0   1.a.1.f.2
            (g) Loans to foreign governments and official institutions                                   4056        0   1.a.1.g
            (h) Obligations (other than securities and leases) of states and political subdivisions in the U.S.:
                (1) Taxable obligations                                                                  4503        0   1.a.1.h.1
                (2) Tax-exempt obligations                                                               4504        0   1.a.1.h.2
            (i) All other loans in domestic offices                                                      4058      649   1.a.1.1
       (2)  In foreign offices, Edge and Agreement subsidiaries, and IBFs                                4059       61   1.a.2
    b. Income from lease financing receivables:
       (1)  Taxable leases                                                                               4505    1,029   1.b.1
       (2)  Tax-exempt leases                                                                            4307        0   1.b.2
       Interest income on balances due from depository Institutions: (1)
       (1)  In domestic offices                                                                          4105        3   1.c.1
       (2)  In foreign offices, Edge and Agreement subsidiaries, and IBFs                                4106        0   1.c.2
   d.  Interest and dividend income on securities:
       (1)  U.S. Treasury securities and U.S. Government agency obligations                              4027    5,183   1.d.1
       (2)  Securities issued by states and political subdivisions in the U.S.:
            (a) Taxable securities                                                                       4506        0   1.d.2.a
            (b) Tax-exempt securities                                                                    4507       58   1.d.2.b
       (3)  Other domestic debt securities                                                               3657      448   1.d.3
       (4)  Foreign debt securities                                                                      3858        0   1.d.4
       (5)  Equity securities (including investments in mutual funds)                                    3859      451   1.d.5
   e.  Interest income from trading assets                                                               4069        0   1.e


--------------
(1) Includes interest income on time certificates of deposits not held for trading.

                                                                                Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------------
1.  Interest Income (continued)
    f.  Interest income on federal funds sold and securities purchased under    RIAD    Year-to-Date
        agreements to resell                                                    4020             756                    1.f
    g.  Total interest income (sum of items 1.a through 1.f)                    4107          64,731                    1.g
2.  Interest expense:
    a.  Interest on deposits:
        (1) Interest on deposits in domestic offices:
            (a)  Transaction accounts (NOW accounts, ATS accounts, and
                 telephone and preauthorized transfer accounts)                 4508               0                    2.a.1.a
            (b)  Nontransaction accounts:
                 (1) Money market deposit accounts (MMDAs)                      4509               0                    2.a.1.b.1
                 (2) Other savings deposits                                     4511               0                    2.a.1.b.2
                 (3) Time deposits of $100,000 or more                          A517          13,688                    2.a.1.b.3
                 (4) Time deposits of less than $100,000                        A518               3                    2.a.1.b.4
        (2)  Interest on deposits in foreign offices, Edge and agreement
             subsidiaries, and IBFs                                             4172          19,567                    2.a.2
    b.  Expenses of federal funds purchased
        and securities sold under
        agreements to repurchase                                                4180             236                    2.b
    c.  Interest on demand notes issued to the U.S. Treasury, trading
        liabilities, and on other borrowed money                                4185           9,710                    2.c
    d.  Not applicable
    e.  Interest on subordinated notes and debentures                           4200           2,273                    2.e
    f.  Total interest expense (sum of items 2.a through 2.e)                   4073          45,477    RIAD            2.f
3.  Net interest income (item 1.g minus 2.f)                                                            4074    19,254  3.
4.  Provisions:
    a.  Provision for loan and lease losses                                                             4230     1,500  4.a
    b.  Provision for allocated transfer risk                                                           4243         0  4.b
    Noninterest income:                                                         RIAD
    a.  Income from fiduciary activities                                        4070           4,249                    5.a
    b.  Service charges on deposit accounts in domestic offices                 4080               0                    5.b
    c.  Trading revenue (must equal Schedule RI, sum of Memorandum
        items 8.a through 8.d)                                                  A220               0                    5.c
    d. - e. Not applicable
    f.  Other noninterest income:
        (1) Other fee income                                                    5407           2,508                    5.f.1
        (2) All other noninterest income*                                       5408              75    RIAD            5.f.2
    g.  Total noninterest income (sum of items 5.a through 5.f)                                         4079    6,832   5.g
6.  a.  Realized gains (losses) on held-to-maturity securities                                          3521        0   6.a
    b.  Realized gains (losses) on available-for-sale securities                                        3196      178   6.b
7.  Noninterest expense:                                                        RIAD
    a.  Salaries and employee benefits                                          4135           3,323                    7.a
    b.  Expenses of premises and fixed assets (net of rental income)
        (excluding salaries and employee benefits and mortgage interest)        4217           2,902                    7.b
    c.  Other noninterest expense*                                              4092           5,248    RIAD            7.c
    d.  Total noninterest expense (sum of items 7.a through 7.c)                                        4093   11,473   7.d
8.  Income (loss) before income taxes and extraordinary items and other
    adjustments (item 3 plus or minus items 4.a, 4.b, 5.g, 6.a, 6.b, and 7.d)                           4301   13,291   8.
9.  Applicable income taxes (on item 8)                                                                 4302    6,352   9.
10. Income (loss) before extraordinary items and other adjustments (item 8 minus 9)                     4300    6,939   10.
11. Extraordinary items and other adjustments, net of income taxes*                                     4320        0   11
12. Net income (loss) (sum of items 10 and 11)                                                          4340    6,939   12.


------------------------
  *  Describe on Schedule RI-E - Explanations.

                                                                                                  Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------------
MEMORANDA
1. Interest expense incurred to carry tax-exempt securities, loans, and leases acquired after       RIAD   Year-to Date
   August 7, 1986, that is not deductible for federal income tax purposes                           4513              0   M.1
2. Income from the sale and servicing of mutual funds and annuities in domestic offices
   (included in Schedule RI, item 8)                                                                8431              0   M.2
3. - 4. Not applicable
5. Number of full-time equivalent employees on payroll at end of current period (round to                     Number
   nearest whole number)                                                                            4150             49   M.5
6. Not applicable
7. If the reporting bank has restated its balance sheet as a result of applying push                       CCYY/MM/DD
   accounting this calendar year, report the date of the bank's acquisition                         9106                  M.7
8. Trading revenue (from cash instruments and off-balance sheet derivative instruments)
   (sum of Memorandum items 8.a through 8.d must equal Schedule RI, item 5.c):
   a. Interest rate exposures                                                                       8757              0   M.8.a
   b. Foreign exchange exposures                                                                    8758              0   M.8.b
   c. Equity security and index exposures                                                           8759              0   M.8.c
   d. Commodity and other exposures                                                                 8760              0   M.8.d
9. Impact on income of off-balance sheet derivatives held for purposes other than trading:
   a. Net increase (decrease) to interest income                                                    8761              0   M.9.a
   b. Net (increase) decrease to interest expense                                                   8762         (4,019)  M.9.b
   c. Other (noninterest) allocations                                                               8763              0   M.9.c
10.   Credit losses on off-balance sheet derivatives (see instructions)                             A251              0   M.10
11.   Does the reporting bank have a Subchapter S election in effect for                                     Yes/No
      federal income tax purposes for the current tax year?                                         A530             NO   M.11
   -- Deferred portion of total applicable income taxes included in Schedule RI,
      items 9 and 11 (to be reported with the December Report of Income)                            4772            N/A   M.12

------------
(1) For example, a bank acquired on June 1, 1997, would report 1997/06/01
 *  Describe on Schedule RI-E - Explanations.

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1997



All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.


SCHEDULE RC - BALANCE SHEET

                                                                                                 Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------------
ASSETS
1.   Cash and balances due from depository institutions (from Schedule RC-A):                     RCFD
     a.  Noninterest-bearing balances and currency and coin (1)                                   0081         4,343  1.a
     b.  Interest-bearing balances (2)                                                            0071           100  1.b
2.   Securities:
     a. Held-to-maturity securities (from Schedule RC-B, column A)                                1754         1,005  2.a
     b. Available-for-sale securities (from Schedule RC-B, column D)                              1773       126,262  2.b
3.   Federal funds sold and securities purchased under agreements to resell                       1350       242,100  3
4.   Loans and lease financing receivables:                                 RCFD
     a. Loans and leases, net of unearned income (from Schedule RC-C)       2122    974,086                           4.a
     b. LESS: Allowance for loan and lease losses                           3123     18,688                           4.b
     c. LESS: Allocated transfer risk reserve                               3128          0                           4.c
     d. Loans and leases, net of unearned income,                                                 RCFD
        allowance, and reserve (item 4.a minus 4.b and 4.c)                                       2125       955,398  4.d
5.  Trading assets (from Schedule RC-D)                                                           3545             0  5.
6.  Premises and fixed assets (including capitalized leases)                                      2145         1,608  6.
7.  Other real estate owned (from Schedule RC-M)                                                  2150             0  7.
8.  Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)      2130             0  8.
9.  Customers' liability to this bank on acceptances outstanding                                  2155             0  9.
10. Intangible assets (from Schedule RC-M)                                                        2143             0  10.
11. Other assets (from Schedule RC-F)                                                             2160        18,486  11.
12. Total assets (sum of items 1 through 11)                                                      2170     1,349,302  12.

-----------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

                                                                                                         DOLLAR AMOUNTS IN THOUSANDS
------------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13.  Deposits:
     a.  In domestic offices (sum of totals of columns A and C from Schedule RC-E.                           RCON
         part I)                                                                            RCON             2200    550,811  13.a
         (1)  Noninterest-bearing (1)                                                       6831   238,856                    13.a.1
         (2)  Interest-bearing                                                              6836   311,955                    13.a.2
     b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E.                  RCFN
         part II)                                                                           RCFN             2200    400,000  13.b
         (1)  Noninterest-bearing                                                           6631         0                    13.b1
         (2)  Interest-bearing                                                              6636   400,000   RCFD             13.b2
14.  Federal funds purchased and securities sold under agreements to repurchase                              2800          0  14
                                                                                                             RCON
15.  a.  Demand notes issued to the U.S. Treasury                                                            2840          0  15.a
                                                                                                             RCFD
     b.  Trading liabilities (from Schedule RC-D)                                                            3548          0  15.b
16.  Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
     a.  With a remaining maturity of one year or less                                                       2332     12,000  16.a
     b.  With a remaining maturity of more than one year through three years                                 A547          0  16.b
     c.  With a remaining maturity of more than three years                                                  A548    132,874  16.c
17.  Not applicable
18.  Bank's liability on acceptances executed and outstanding                                                2920          0  18
19.  Subordinated notes and debentures(2)                                                                    3200     50,000  19
20.  Other liabilities (from Schedule RC-(3)                                                                 2930     61,520  20
21.  Total liabilities (sum of items 13 through 20)                                                          2948  1,207,205  21
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus                                                           3838          0  23
24.  Common Stock                                                                                            3230     52,250  24
25.  Surplus (exclude all surplus related to preferred stock)                                                3839     52,750  25
26.  a.  Undivided profits and capital reserves                                                              3632     36,357  26.a
     b.  Net unrealized holding gains (losses) on available-for-sale securities                              8434        740  26.b
27.  Cumulative foreign currency translation adjustments                                                     3284          0  27
28.  Total equity capital (sum of items 23 through 27)                                                       3210    142,097  28
29.  Total liabilities and equity capital (sum of items 21 and 28)                                           3300  1,349,302  29
MEMORANDUM
 TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
 1.  Indicate in the box at the right the number of the statement below that best describes the
     most comprehensive level of auditing work performed for the bank by independent external                RCFD    NUMBER
     auditors as of any date during 1996                                                                     6274      N/A    M.1


1= Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2= Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3= Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4= Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5= Review of the bank's financial statements by external auditors

6= Compilation of the bank's financial statements by external auditors

7= Other audit procedures (excluding tax preparation work)

8= No external audit work

--------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits. Includes limited-life preferred stock and related surplus.